Exhibit 99.8

NOMINEE HOLDER CERTIFICATION FORM

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of ALR Technologies Inc. (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus dated January 18, 2022 (the “Prospectus”), hereby certifies to the Company and to Pacific Stock Transfer Company, as subscription agent for the Rights Offering (the “Subscription Agent”), that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the number of Subscription Rights specified below to purchase the number of shares of Common Stock specified below and, listing separately below each such exercised Subscription Right(s)(without identifying any such beneficial owner by name).

Number of Rights Held	Number of Rights Exercised	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Over- Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.

Provide the following information, if applicable:

Name of Nominee Holder	DTC Participant Number

By:
DTC Subscription Confirmation Numbers

Name:

Title:

Phone Number:

Fax Number:
Dated